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                                                                     EXHIBIT 99

[LOGO]                                               FOR IMMEDIATE RELEASE
                                                     CONTACT:  CONWAY G. IVY
                                                     VICE PRESIDENT, CORPORATE
                                                     PLANNING AND DEVELOPMENT
                                                     216-566-2102

                                      NEWS:

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            The Sherwin-Williams Company - 101 Prospect Avenue, N.W.,
                     Cleveland, Ohio 44115 - (216) 566-2140



         CLEVELAND, OHIO, March 23, 2000 - The Sherwin-Williams Company (NYSE:
SHW) is meeting with security analysts this morning and will announce that first quarter Company sales are currently tracking at a mid-single digit percentage increase over the first quarter of last year. The Company had previously estimated that first quarter sales increases would be in the low single digits. In light of this improving sales momentum, the Company believes that its first quarter earnings will be in the range of $.22 to $.24 per share. First Call currently reports a range of $.19 to $.21 per share for the first quarter. The Company's earnings for the first quarter of 1999 were $.17 per share.

         The Sherwin-Williams Company, founded in 1866, is one of the world's leading companies engaged in the manufacture, distribution and sale of coatings and related products to professional, industrial, commercial and retail customers.

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This press release contains certain "forward-looking statements" with respect to sales and earnings. These forward-looking statements are based upon management's expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company, that could cause actual results to differ materially from such statements. These risks, uncertainties and other factors include such things as: general business conditions; strengths of retail economies and the growth in the coatings industry; changes in the Company's relationships with customers and suppliers; unusual weather conditions; and other risks and uncertainties described from time to time in the Company's reports filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.